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                                                                      EXHIBIT 21

                                 TO FORM 10-K

                           UMB FINANCIAL CORPORATION

                        Subsidiaries of the Registrant

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                                                               Jurisdiction of
Subsidiary                                                      Organization
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
Missouri Banks
UMB Bank, n.a. (Kansas City)                                        U.S.
UMB Bank, Warsaw                                                  Missouri

Colorado Bank
UMB Bank Colorado n.a.                                              U.S.

Kansas Bank
UMB National Bank of America                                        U.S.

Nebraska Bank
UMB Bank Omaha, n.a.                                                U.S.

Oklahoma Banks
UMB Oklahoma Bank                                                 Oklahoma
Charter National Bank                                               U.S.

Banking-Related Subsidiaries
UMB Community Development Corporation                             Missouri
UMB Consulting Services, Inc.                                     Missouri
UMB Data Corporation                                              Missouri
UMB Properties, Inc.                                              Missouri
UMB, U.S.A.                                                       Nebraska
United Missouri Insurance Company                                 Arizona

Tiered Bank Holding Companies
First Sooner Bancshares, Inc.                                     Oklahoma
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